SUBLEASE AND ASSUMPTION AGREEMENT


     This Sublease and Assumption Agreement (the "Sublease"), dated July 28, 2000 relates to a Master Equipment Lease Agreement, Lease Number 1200273 and Master Equipment Lease Agreement Schedule, Schedule Number 00010 (collectively referred to as the "Lease"), a copy of which is attached to this Sublease. The Lease describes the leased equipment (the "Equipment") and contains the Term of the Lease and the Rental Payments.

     The Current Lessee is: Patriot Bank Corp. and Patriot Bank, as jointly and severally liable, as Co-Lessees (hereinafter referred to as "Lessee").

     Address: High and Hanover Streets, Pottstown, Pennsylvania 19464

     The Lessor is: Newcourt Communications Finance Corporation

     Address: 2 Gatehall Drive, Parsippany, New Jersey 07054

     Lessee is currently leasing the Equipment from Lessor under the terms of the Lease and desires to sublease and assign its rights and obligations under the Lease to the following Sub-lessee:

     The Sub-lessee is: Universal Money Centers, Inc.

     Address: 6800 Squibb Road, Mission Kansas 66202 (hereinafter referred to as "Sub-Lessee").

     Intending to be legally bound, in consideration of One Dollar, the receipt and sufficiency of which is acknowledged, and to induce Lessor to accept this Sublease, Lessee and Sub-lessee hereby agree as follows:

     1. Sub-lessee agrees to pay the sum of $3,828.00 per month, for a period of 40 months, which payments will begin on August 1, 2000 and are due on the same day of each following month. A security deposit equal to four months payments, or $15,312.00 shall be paid to Lessee with the signing of this Sublease. The security deposit, at Lessee's option, may be applied to cure any default, in which event Sub-lessee must promptly restore it to its full amount. Upon full compliance of the contract terms, conditions, and obligations, the security deposit, without interest, shall be refunded to the Sub-lessee upon the return and delivery of the equipment to the Lessor at the termination of the term of this lease. Lessee agrees to remain solely responsible to Lessor for the remaining portion of the Rent Payment due under the Lease to Lessor.

     2. Lessee assigns, transfers and delivers to Assignee all of Lessee's right, title and interest in and to the Lease, the Equipment, subject to all the terms, conditions, covenants and agreements contained in the Lease.

     3. Sub-lessee relinquishes any right or claim to the Security Deposit paid by Lessee, if any, and waives any right to require Lessor to return, refund or credit Sub-lessee with all or any part of any sums that may be refundable to Lessee under the Lease.

     4. Sub-lessee accepts this Sublease and the Equipment as of the date of this Sublease and assumes and agrees to perform all the terms, conditions, covenants and agreements of the Lease on the part of the Lessee to be performed. This Sublease shall be binding on the legal representatives, successors and assigns of Sub-lessee. Sub-lessee agrees to provide and maintain the insurance coverages required under paragraph 8 of the Lease with both Lessor and Lessee being named as loss payees. Such proof of insurance shall be provided to both Lessor and Lessee on an annual basis.

     5. Sub-lessee acknowledges that neither Lessor nor Lessee have made any warranty or representation to Sub-lessee in connection with the Lease or the Equipment, whether express or implied. Sub-lessee accepts this Sublease and the Equipment without regard to the present condition and/or location of the Equipment and Sub-lessee agrees not to move any of the Equipment from its present location without the express written consent of Lessee, which consent shall not be unreasonably withheld provided that the new location is east of the Mississippi River with the exception of a warehouse maintained by Universal Money which is located in Kansas City, MO. As between Lessee and Sub-lessee, any approved relocation of equipment shall be performed at Sub-lessee's sole risk and expense.

     6. In the event that Sub-lessee fails or refuses to promptly pay or perform any obligation of Lessee under the Lease or this Sublease, then as between Lessee and Sub-Lessee, Lessee shall have all remedies available to it against Sub-Lessee under paragraph 20 of the Lease as if it were the Lessor.

     7. Lessee agrees to provide Sub-lessee with any notices it receives from Lessor regarding the Lease within five (5) business days of Lessee's receipt from Lessor.

     8. This is a true lease. At the end of the initial term of this Lease, Lessee shall be responsible to provide notice of termination to Lessor per paragraph 18 of the Lease and Sub-lessee shall be responsible to complete the return of the equipment to Lessor per paragraph 18 of the Lease at Sub-lessee's cost.

     9. The Sublease is intended to benefit only Lessee, Sub-lessee and Lessor and no other persons. This Assignment shall be governed by the laws of the State of New Jersey. The parties hereto ratify the choice of law and forum selection clauses contained in paragraph 30 of the Lease.


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     IN WITNESS  WHEREOF,  Lessee and Sub-Lessee have caused this Sublease to be executed by their duly authorized officers or representatives as of the date first indicated above.

Lessee:                                  Sub-Lessee:
PATRIOT BANK CORP.                       UNIVERSAL MONEY
CENTERS, INC.


BY:  /s/ Lori Adamski                    BY:  /s/ John L. Settles
Deposit. Services Team Leader            President

DATED:  July 28, 2000                    DATED:  July 31, 2000


Lessee:
PATRIOT BANK


BY:

DATED:


                              CONSENT TO ASSIGNMENT
                              ---------------------

The undersigned, Lessor in the above referenced Lease, consents to the above Sublease, transfer and delivery of the Lease and Equipment by Lessee to Sub-Lessee pursuant to the terms of the above Sublease, on the express conditions that: (i) Sub-lessee has agreed to perform and shall perform to the undersigned, the terms, conditions, covenants and agreements of the Lease on the part of the Lessee to be performed, and (ii) Lessee shall not be excused from Lessee's obligation under the Lease in the event of Sublessee's breach of the Lease.


Lessor:
NEWCOURT COMMUNICATIONS FINANCE
CORPORATION


BY:

DATED:


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